Exhibit 10.3

PHILIP MORRIS
INTERNATIONAL

PRIVATE & CONFIDENTIAL

Mr. Drago Azinovic
HAND DELIVERED

December 4, 2008

Dear Mr. Azinovic,

We refer to our letter today confirming, subject to your acceptance, the terms of your employment by Philip Morris International Management S.A. (the "Company") (the "Offer Letter").

This letter sets out additional terms and conditions applicable to your employment by the Company.

Termination of employment

Should the Company give you notice of termination of your contract of employment, for any reason, at any time before the third anniversary of the Effective Date (as defined in the Offer Letter), the value of the termination package shall be no less than the equivalent of EUR 2.2 millions net of taxes. This is also applicable should you, over the same period of time - but not before the eighteenth month of employment after the Effective Date (as defined in the Offer Letter) - decide not to pursue your employment with the Company on the basis of material reasons and / or causes such as - but not limited to - lack of material changes in terms of employment (grade and compensation) before the end of the assignment or failing lo reach an agreement on your next position, if this is outside the European Union - pre 2004 accession - or Switzerland, before the end of the assignment.

Should the Company give you notice of termination of your contract of employment at any time after the third anniversary of the Effective Date (as defined in the Offer Letter), the value of the termination package shall be no less than the equivalent of EUR 1.32 millions net of taxes.

Restricted Stock Grant

On the effective date, you will be granted Restricted Stock of Philip Morris International, Inc. with a value of on the effective date of US Dollars 300'000.-. The terms of the Philip Morris International Inc., 2008 Performance Incentive Plan shall apply to such grant, including the vesting period of 3 years.

To the extent that the terms of this letter are inconsistent with the terms of the Offer Letter, the terms of this letter shall prevail. Please indicate your acceptance hereof by signing and returning one copy of this letter to us.

Yours sincerely,

PHILIP MORRIS INTERNATIONAL MANAGEMENT S.A.
/s/ GÉRALD HÉRITIER	/s/ DANIELE REGORDA
Gérald Héritier	Daniele Regorda
Vice President CoE Reward & Retain & Mobility	Senior Vice President Human Resources PMI

Read and approved: /s/ DRAGO AZINOVIC	Date: 7-12-2008
(Drago Azinovic)

Philip Morris International Management S.A.
AVENUE DE RHODANIE 50 CASE POSTALE 1171 1001 LAUSANNE SWITZERLAND TELEPHONE: +41 21 618 61 11 TELEFAX: +41 21 618 46 18